BYLAWS

OF

CLOUD MEDICAL DOCTOR SOFTWARE CORPORATION

(AS AMENDED)

ARTICLE I

OFFICES

The Company shall maintain a registered office in the State of Texas as required. The Company may also have offices in such other places, either within or without the State of Texas, as the Board of Directors direct and the business of the Company requires.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 1. Place. Meetings of the stockholders of the Company shall be held at such place, either within or without the State of Texas, as may from time to time be designated by the Board of Directors and/or the President, and as stated in the notice of meeting.

Section 2. Annual Meeting. Commencing in 2015, an annual meeting of the stockholders of the Company shall be held in each year on the third Monday in January of each and every year (or if that be a legal holiday, then on the next business day) between the hours of 9:00 A.M., and 4:00 P.M., or such other date and time as may from time to time be designated by the Board of Directors, for the election of directors and for the transaction of such other business as may be properly brought before the meeting.

Section 3. Special Meetings. Special meetings of the stockholders may be called by the Chairman of the Board of Directors, the President or the Board of Directors.

Section 4. Notice. Written notice of all meetings of the shareholders shall be mailed to or delivered to each stockholder at least 10 days, but not more than 60 days, before such meeting and shall state the purpose or purposes for which the meeting is called.

Section 5. Quorum. The holders of a majority of the issued and outstanding shares of the common capital stock of the Company entitled to vote thereat, present in person, or represented by proxy, duly filed with the Secretary of the Company prior to the meeting, shall constitute a quorum for the transaction of business at all meetings of the stockholders, except as may otherwise be provided by law, but if there be less than a quorum, the holders of a majority of the stock so present or represented may adjourn the meeting from time to time.

Section 6. Voting. At all meetings of the stockholders, every registered owner of shares entitled to vote may vote in person or by proxy and shall have one vote for each such share standing in his name on the books of the Company unless otherwise designated by the Board of Directors and set out in The Certificate of Information as amended . At all elections of directors, the voting shall be by ballot. The chairman presiding at any meeting of stockholders, shall have power to appoint two or more persons to act as inspectors or tellers to receive, canvass, and report the votes cast by the stockholders at such meeting; but no candidate for the office of director shall be appointed as inspector or teller at any meeting for the election of directors.

Section 7. Chairman of Meeting. The Chairman of the Board or, in his absence and in the order of seniority and if present and acting, the Vice-Chairman of the Board, if any, the President or a Vice President shall preside at all meetings of the stockholders; and, in the absence of the Chairman of the Board, Vice-Chairman of the Board, President and Vice President, the Board of Directors may appoint any stockholder to act as chairman of the meeting.

Section 8. Secretary of Meeting. The Secretary of the Company shall act as secretary of all meetings of the stockholders; and, in his absence, the chairman, or Board of Directors, may appoint any person to act as secretary of the meeting.

ARTICLE III

BOARD OF DIRECTORS

Section 1. Management of Company. The property, business, and affairs of the Company shall be managed and controlled by its Board of Directors.

Section 2. Number, Tenure, and Qualification. The Board of Directors shall consist of such number as shall be determined by the shareholders at their annual meeting prior to election, but in no event less than 1, nor more than 15. A director need not be a shareholder of the Corporation, or resident of the State of Texas. Each director shall hold office until the next annual meeting of shareholders and until his successor shall have been duly elected and qualified.

Section 3. Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this By-law, immediately after, and at the same place as, the annual meeting of the shareholders. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Texas, for the holding of additional regular meetings without other notice than such resolution. The place of meeting for any annual or regular meeting called by the Board of Directors may include one or more of the directors participating in the meeting by telecommunications and must be so designated in the minutes.

Section 4. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, the Vice-Chairman of the Board, the President, or at the request of a majority of the Board of Directors. The person or persons authorized to call special meetings may fix any place, either within or without the State of Texas, as the place for holding any special meeting of the Board of Directors called by them. The place of meeting for any special meeting called by the Board of Directors may include one or more of the directors participating in the meeting by telecommunications and must be so designated in the minutes.

Section 5. Notice. Notice of any special meeting shall be given at least two days previously thereto by written notice delivered personally or mailed to each Director at his business address, or by telegram. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any Director may waive notice of any meeting. The Consent of Waiver of Notice may be signed and transmitted by facsimile with hard copy to be mailed or delivered as to be recorded in the minutes. The attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of such meeting.

Section 6. Quorum. A majority of the number of Directors fixed by Section 2 of this Article III, shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice.

Section 7. Manner of Acting. The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 8. Vacancies. Any vacancy occurring in the Board of Directors, including those caused by an increase in number of directors, as well as by resignation or death, may be filled by the affirmative vote of a majority of the remaining Directors though less than a quorum of the Board of Directors. A Director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

Section 9. Compensation. By resolution of the Board of Directors, the Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a fixed sum for attendance at each meeting of the Board of Directors, or a stated salary as Director. No such payment shall preclude any Director from serving the corporation in any other capacity and receiving compensation therefore.

Section 10. Presumption of Assent. A Director of the corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting, or unless he shall file his dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof, or shall forward such dissent by registered mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

Section 11. Executive Committee. The Board of Directors, by resolution duly adopted by a majority vote of the whole Board then in office may designate one or more of their number, along with others, to constitute an Executive Committee, which shall have and exercise all the powers of the Board while it is not in session, subject only to such limitation as may be provided by the resolution creating such committee.

Section 12. Other Committees. The Board of Directors may by resolution appoint other committees in the manner prescribed by law as the business of the Company may require.

ARTICLE IV

OFFICERS

Section 1. Number. The Officers of the corporation shall consist of a President, who in the absence of a duly elected and qualified Chief Executive Officer shall be the chief executive officer of the Company, a Secretary, Treasurer, and Resident Agent, as well as such Chief Executive Officer, Chief Operating Officer, and such Vice-Presidents, including an Executive Vice-President, and such assistant secretaries, assistant treasurers, agents and factors, as the Board of Directors may appoint, each of whom shall be elected by the Board of Directors. Any person may hold two or more offices.

Section 2. Election and Term of Office. The Officers of the corporation to be elected by the Board of Directors shall be elected annually at the regular meeting of the Board of Directors held after each annual meeting of shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as convenient. Each Officer shall hold office until his successor shall have been duly elected and shall have qualified, or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

Section 3. Removal. Any officer, agent, or factor elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interest of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

Section 4. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification, or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

Section 5. Chief Executive Officer. The Chief Executive Officer shall be the principal executive officer of the corporation, and subject to the control of the Board of Directors. He shall, when present, preside at all meetings of the shareholders and of the Board of Directors. He shall be the Chairman of the Board.

Section 6. President. The President shall, in general, supervise and control all of the business and affairs of the corporation subject at all times to the direction of the Chief Executive Officer and such other duties as may be prescribed by the Board of Directors from time to time. He shall, in the absence of the Chief Executive Officer, when present, preside at all meetings of the shareholders and of the Board of Directors. He shall be the Vice-Chairman of the Board if elected to the Board of Directors. In the absence of a duly elected and qualified Chief Executive Officer, the President shall be the principal executive officer of the corporation and subject to the control of the Board of Directors and shall be the Chairman of the Board.

Section 7. Vice-President(s). The Vice-President or Vice-Presidents shall assist the President, and in his absence, one of their number as designated by the Board of Directors, shall preside at all meetings of the shareholders and of the Board of Directors. A Vice-President when authorized by the Board of Directors may sign, with the secretary, or any other proper officer of the corporation thereunto authorized by the Board of Directors certificates for shares of the corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors, or by these by-laws, to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; and in general, shall perform all duties incident to his office, subject at all times to the direction of the Chief Executive Officer or the President in the absence of a duly elected and qualified Chief Executive Officer, and such other duties as may be prescribed by the Board of Directors from time to time.

Section 8. Secretary. The Secretary shall: (a) keep the minutes of the Shareholders' and Board of Director's meetings, as well as minutes of meetings of Committees, in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these by-laws, or as required by law; (c) be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all documents the execution of which on behalf of the corporation under its seal is duly authorized; (d)Keep a register of the post office address of each shareholder which shall be furnished to the Secretary by each such shareholder; (e) sign with the President, or an authorized Vice-President, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the corporation; (g) maintain at the Company's principal office in Texas a certified copy of the Articles of Incorporation and all Amendments thereto, a certified copy of the By-Laws and all Amendments thereto, and a stock ledger or duplicate stock ledger, revised annually, containing the names, alphabetically arranged, of all persons who are stockholders of the Company, showing their places of residence, if known, and the number of shares held by them respectively, or in lieu of such stock ledger or duplicate stock ledger, a statement setting out the name of the custodian of such ledger or duplicate, and the present and complete post office address, including street and number, if any, where same is kept; (h) in general, perform all duties incident to the office of Secretary, and such other duties as from time to time may be assigned to him by the Chief Executive Officer or the President in the absence of a duly elected and qualified Chief Executive Officer, or by the Board of Directors.

Section 9. Treasurer. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with surety or sureties as the Board of Directors shall determine. He shall: (a) have charge and custody of and be responsible for all funds and securities of the corporation; receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositaries as shall be selected in accordance with the provisions of Article V of these by-laws; and (b) in general, perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Chief Executive Officer or the President in the absence of a duly elected and qualified Chief Executive Officer, or by the Board of Directors.

Section 10. Assistant Secretaries and Assistant Treasurers. The Assistant Secretaries, when authorized by the Board of Directors, may sign with the President, or an authorized Vice-President, certificates for shares of the corporation the issuance of which shall have been authorized by a resolution of the Board of Directors. The Assistant Treasurers shall respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the Chief Executive Officer or the President in the absence of a duly elected and qualified Chief Executive Officer, or by the Board of Directors.

Section 11. Salaries. The salaries of the Officers shall be fixed from time to time by the Board of Directors and no Officer shall be prevented from receiving such salary by reason of the fact that he is also a Director of the corporation.

ARTICLE V

CONTRACTS, LOANS, CHECKS AND DEPOSITS

Section 1. Contracts. The Board of Directors may authorize any Officer, or Officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Company, and such authority may be general or confined to specific instances.

Section 2. Loans. No loan shall be contracted on behalf of the Company and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

Section 3. Checks, Drafts, etc. All checks, drafts, or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Company, shall be signed by such Officer or Officers, agent or agents of the Company and in such manner as shall from time to time be determined by resolution of the Board of Directors.

Section 4. Deposits. All funds of the Company not otherwise employed shall be deposited from time to time to the credit of the Company in such banks, trust companies, or other depositaries, as the Board of Directors may select.

ARTICLE VI

CAPITAL STOCK

Section 1. Stock Certificates. Certificates for stock of the Company shall be in such form as the Board of Directors may from time to time prescribe and shall be signed by the President, or an authorized Vice-President, and by the Secretary or an Assistant Secretary. If certificates are signed by a Transfer Agent, acting in behalf of the Company, and a Registrar, the signatures of the officers of the Company may be a facsimile.

Section 2. Transfer Agent and Registrar. The Board of Directors shall have power to appoint one or more Transfer Agents and Registrars for the transfer and registration of certificates of stock, and may require that stock certificates shall be countersigned and registered by one or more of such Transfer Agents and Registrars. The Company cannot act as its own Registrar.

Section 3. Transfer of Stock. Shares of capital stock of the Company shall be transferable on the books of the Company only by the holder of record thereof in person, or by a duly authorized attorney, upon surrender and cancellation of certificates for a like number of shares.

Section 4. Lost Certificates. In case any stock certificate of the Company shall be lost, stolen, or destroyed, the Company may require such proof of the fact and such indemnity to be given to it and to its Transfer Agent and Registrar, if any, as shall be deemed necessary or advisable by the Company.

Section 5. Holder of Record. The Company shall be entitled to treat the holder of record of any share or shares of stock as the holder thereof in fact, and shall not be bound to recognize any equitable or other claim to, or interest in, such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law.

Section 6. Closing of Books. The Board of Directors shall have power to close the stock transfer books of the Company for a period not exceeding 60 days preceding the date of any meeting of stockholders or the date for payment of any dividend, or the date for the allotment of rights, or the date when any change, or conversion or exchange of capital stock, shall go into effect; provided that, in lieu of closing the stock transfer books, the Board of Directors may fix in advance a date, not exceeding 60 days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for allotment of rights, or the date when any change, or conversion or exchange of capital stock shall go into effect, as a record date for the determination of the stockholders entitled to notice of and to vote at any such meeting, or entitled to receive payment of any such dividends, or any such allotment of rights, or to exercise the rights in respect to any such change, conversion, or exchange of capital stock, and in such case only stockholders of record on the date so fixed shall be entitled to such notice of and to vote at such meeting, or to receive payment of such dividend, or allotment of rights, or exercise such rights, as the case may be, and notwithstanding any transfer of any stock on the books of the Company after such record date fixed as herein provided.

ARTICLE VII

FISCAL YEAR

The fiscal year of the corporation shall begin on the first day of October and end on the 30th day of September in each year.

ARTICLE VIII

DIVIDENDS

The Board of Directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares of capital stock in the manner and upon the terms and conditions provided by law.

ARTICLE IX

SEAL

The Board of Directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the corporation and the state of incorporation and the words, "Corporate Seal".

ARTICLE X

AMENDMENTS

These by-laws may be altered, amended or repealed, and new by-laws may be adopted by the Board of Directors at any regular or special meeting of the Board of Directors.

ARTICLE XI

WAIVER OF NOTICE-CONSENT

Section 1. Waiver. Whenever any notice is required to be given to any Shareholder or Director of the corporation under the provisions of these by-laws, or under the provisions of the Laws of the State of Texas, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

Section 2. Consent of Directors. Any action required or permitted to be taken at any meeting of the Board of Directors or any Committee thereof maybe taken without a meeting if a written consent thereto is signed by all the members of the Board of Directors or of such Committee. Such consent shall be filed with the minutes of the proceeding.

Section 3. Consent of Stockholders. Any action required by the Texas Business Corporation Act to be taken at any annual or special meeting of the shareholders, or any action which may be taken at any annual or special meeting of shareholders, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder o holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted.

ARTICLE XII

IRREGULARLY CALLED MEETINGS – RATIFICATION AND APPROVAL

Whenever all persons entitled to vote at any meeting, whether of directors or stockholders, consent, either by:

(a)	A writing on the records of the meeting or filed with the secretary; or
(b)	Presence at such meeting and oral consent entered on the minutes; or

(c) Taking part in the deliberations at such meeting without objection the doings of such meeting shall be as valid as if had at a meeting regularly called and noticed.

At such meeting any business may be transacted which is not excepted from the written consent or to the consideration of which no objection for want of notice is made at the time.

If any meeting be irregular for want of notice or of such consent, provided a quorum was present at such meeting, the proceedings of the meeting may be ratified and approved and rendered likewise valid and the irregularity or defect therein waived by a writing signed by all parties having the right to vote at such meeting.

Such consent or approval of stockholders or creditors may be by proxy or attorney, but all such proxies and powers of attorney must be in writing.

ARTICLE XIII

INDEMNIFICATION OF OFFICERS, DIRECTORS AND KEY PERSONNEL

Section 1. The corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses including attorneys fees, judgments, fines and amounts paid in settlement actually and reasonable incurred by such person in connection with the action, suit or proceeding if such person acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the corporation, and that, with respect to any criminal action or proceeding, such person had reasonable cause to believe that his conduct was unlawful.

Section 2. The corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in the corporation’s favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses including amount paid in settlement and attorneys fees actually and reasonably incurred by such person in connection with the defense or settlement of the action or suit if such person acted in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interest of the corporation Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction determining, after exhaustion of all appeals therefrom, to be liable to the corporation or for amount paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Section 3. To the extent that a director, officer, employee or agent of a corporation had been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this Article XIII, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys fees, actually and reasonably incurred by such person in connection with the defense.

Section 4. The procedure for authorizing the indemnification listed in Sections 1, 2 and 3 of this Article XIII, and the limitations on such indemnification and advancement of expenses, shall be that set forth in Texas Business Corporation Act Article 2.02-1, and shall be amended from time to time as such statute is amended.

I HEREBY CERTIFY that the foregoing is a full, true and correct copy of the

Amended Bylaws of Cloud Medical Doctor Software Corporation, a corporation of the State of Texas, as in effect on the date hereof.

WITNESS my hand and the seal of the corporation.

Dated: September 6, 2014

/s/ Michael De La Garza,

Michael De La Garza,

President of Cloud Medical Doctor Software Corporation

(SEAL)